UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 19, 2015

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 20, 2015, Matthews International Corporation ("Matthews" or "the Company") announced the appointment of Terry L. Dunlap to the Matthews Board of Directors (the "Board").  Mr. Dunlap was also appointed to serve on the Audit and Finance Committees of the Board.  In accordance with the Company's Corporate Governance Guidelines, Mr. Dunlap will be nominated for election as a director by the Company's shareholders at the 2016 Annual Meeting.   There are no arrangements or understandings between Mr. Dunlap and any other persons pursuant to which Mr. Dunlap was selected as a director. There are also no family relationships between Mr. Dunlap and any director or executive officer of the Company, and Mr. Dunlap has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Dunlap will be compensated as a director of the Company in accordance with the provisions of the 2014 Director Fee Plan (the "Plan"), which is discussed in the Company's 2015 Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K for the year ended September 30, 2014.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

99.1 Press Release, dated February 20, 2015, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date: February 23, 2015